UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2005 (February 22, 2005)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8: Other Events

Item 8.01. Other Events

Letter of Intent for Proposed Merger of Rocky Mountain Gas, Inc.

On February 22, 2005, U.S. Energy Corp. (”USE”), its majority-owned subsidiary Crested Corp. (“Crested”), and Rocky Mountain Gas, Inc. (“RMG,” ), signed a letter of intent with Enterra Energy Trust (the “Enterra Trust,” an Alberta, Canada trust whose units are traded on the Toronto Stock Exchange and the Nasdaq National Market), for the proposed acquisition by Enterra of RMG in a merger transaction, for cash and shares of Enterra Energy Corp. (the administrator of the Enterra Trust).

The proposed transaction will be subject to the satisfaction of a number of certain conditions, precedent, including Enterra's completion of due diligence with respect to RMG with satisfactory results, the parties entering into a mutually agreeable definitive pre-acquisition agreement, and to the approval of the definitive pre-acquisition agreement by RMG’s shareholders (including USE and Crested, who have agreed to vote in favor of the definitive pre-acquisition agreement when it is executed), and obtaining regulatory and stock exchange approvals.

RMG holds natural gas assets in Montana and Wyoming. RMG has approximately 130,000 net acres of production rights to coalbed methane. RMG also owns approximately 17% of Pinnacle Gas Resources, Inc, a private coalbed methane exploration and production company. Under the terms of the letter of intent, if the merger is consummated, then for a transition period of up to 12 months following the merger, USE will continue to provide personnel and advice to RMG under a consulting contract.

The value of the proposed merger is approximately $33.5 million. If the merger is approved, Enterra will pay the shareholders of RMG $30 million, by the issuance of approximately $20 million in exchangeable shares of Enterra Energy Corp. and approximately $10 million cash, plus will acquire RMG with outstanding debt of approximately $3.5 million. The newly issued Enterra Energy Corp. shares to be issued to RMG holders will be exchangeable for Enterra Trust units 12 months after the completion of the merger. Enterra Energy Corp. shares are not traded on either the Toronto Stock Exchange or the Nasdaq National Market. The cash portion of the consideration may be paid by nominees of Enterra.

The letter of intent does not bind the parties to complete the proposed transaction. If the parties execute a pre-acquisition agreement, terms may differ from those summarized above. There is no assurance the proposed transaction will be closed.

Tenth Circuit Court of Appeals Ruling in U.S. Energy Corp. and Crested Corp. vs. Nukem, Inc.

On February 24, 2005, a three judge panel of the 10th Circuit Court of Appeals (the “10th CCA”) vacated the judgment of the U.S. District Court of Colorado and remanded the case to the Arbitration Panel (the "Panel") for clarification of the Panel's 1996 arbitration orders and award.

History of the Litigation

In 1991, disputes arose between USE and Crested, and their joint venture USECC, and Nukem, Inc. and its subsidiary Cycle Resource Investment Corp. (“CRIC”), concerning the formation and operation of their equally-owned Sheep Mountain Partners (“SMP”) partnership. SMP was formed to produce and market uranium concentrates to utilities generating electricity through nuclear power plants. Arbitration proceedings were initiated by CRIC in June 1991. In July 1991, USECC filed a lawsuit against Nukem, CRIC and others in the U. S. District Court of Colorado. The Federal Court stayed the arbitration proceedings and discovery proceeded. In February 1994, all parties agreed to consensual and binding arbitration of all of their disputes.

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After 73 hearing days, the Panel entered an Order and Award on April 18, 1996 and clarified the Order on July 3, 1996, finding generally in favor of USE and Crested on certain of their claims. The Panel imposed a constructive trust in favor of Sheep Mountain Partners on uranium contracts Nukem entered into to purchase uranium from Commonwealth of Independent States ("CIS") republics using SMP assets. The Panel also awarded SMP damages of $31,355,070 against Nukem, which was divided among the partners. USECC filed a petition for confirmation of the Order and on June 27, 1997, the U. S. District Court confirmed the Panel’s Orders in its Second Amended Judgment.

Thereafter, Nukem/CRIC appealed the Second Amended Judgment to the 10th CCA. On October 22, 1998, the 10th CCA issued an Order and Judgment affirming the U. S. District Court’s Second Amended Judgment without modification. On February 8, 1999, the U. S. District Court ordered Nukem to pay USECC the balance of its $15,677,535 damage award. Nukem did so, but then moved for a satisfaction of judgment without accounting for the monies earned in the constructive trust. The District Court denied Nukem’s motion and Nukem filed its second appeal to the 10th CCA. On October 16, 2000, the 10th CCA again affirmed the order of the District Court. The 10th CCA held that Nukem had not “provided an accounting of the partnership assets,” finding that “the district court order presented for our review does not decide which CIS contracts are covered by the constructive trust.”

On November 3, 2000, USECC filed a motion for a further accounting of the constructive trust. On February 15, 2001, the District Court entered an Order of Reference appointing a Special Master to “conduct an accounting” of the constructive trust. The accounting was conducted and on May 1, 2003, the Special Master filed his Report with the District Court. Both parties filed objections to the Report. On July 30, 2003, the District Court adopted the Report in part and rejected it in part. Judgment was then entered by the District Court on August 1, 2003 in favor of USECC and against Nukem in the amount of $20,044,183 and held that SMP's interest in the CIS contract ended on December 31, 2001.

On August 15, 2003, Nukem filed a motion to remand to the Arbitration Panel or in the alternative, to alter, amend and/or correct the Court’s August 1, 2003 Judgment and July 30, 2003 Order. On the same day, USECC also filed a motion to alter or amend the July 30, 2003 Order and the August 1, 2003 Judgment. The District Court denied the parties’ motions on September 10 and 11, 2003, respectively. Nukem’s appeal and USECC’s cross-appeal followed. A three judge panel of the 10th CCA heard oral arguments of the parties on September 27, 2004.

The 10th CCA Order of February 24, 2005

In remanding this case, the 10th CCA states: "The arbitration award in this case is silent as to the definition of 'purchase rights' and the 'profits therefrom,' including the valuation of either. Also unstated in the award is the duration of the constructive trust and whether and what costs should be deducted when computing the value of the constructive trust. Further, the arbitration panel failed to address whether prejudgment interest should be awarded on the value of the constructive trust. As a result, the district court's valuation of the constructive trust was based upon extensive guesswork. Therefore, a remand to the arbitration panel for clarification is necessary, despite the long and tortured procedural history of this case."

The timing and ultimate result of the remand to the arbitration panel is not known now and cannot be predicted.

The complete text of the 10th CCA decision is available on the United States Court of Appeals Tenth Circuit webpage "http://pacer.ca10.uscourts.gov/cgi-bin/getopn.pl?OPINION=03-1444.wpd".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                U.S. ENERGY CORP.

Dated: February 28, 2005                                          By:    /s/Robert Scott Lorimer
                                 Robert Scott Lorimer, CFO

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